PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 10, a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article SIXTH subsection (a) and (b) of the charter of the Corporation (the “Charter”) and Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has duly reclassified authorized but unissued shares of Common Stock, $.001 par value per share, of the Corporation and authorized but unissued shares of its Prudential Jennison Equity Income Fund and Prudential Mid-Cap Value Fund (jointly, the “Funds”), and reallocated and designated such shares among the existing classes of the Funds as follows:

Prudential Jennison Equity Income Fund               725,000,000 shares

     Class A Common Stock                         250,000,000 shares

     Class B Common Stock                         20,000,000 shares

     Class C Common Stock                         150,000,000 shares

     Class L Common Stock                         3,000,000 shares

     Class M Common Stock                         1,000,000 shares

     Class Q Common Stock                         75,000,000 shares

     Class R Common Stock                         75,000,000 shares

     Class X Common Stock                          1,000,000 shares

     Class Z Common Stock                         150,000,000 shares

Prudential Mid-Cap Value Fund                     175,000,000 shares

     Class A Common Stock                         50,000,000 shares

     Class B Common Stock                          10,000,000 shares

     Class C Common Stock                          30,000,000 shares

     Class L Common Stock                          2,000,000 shares

     Class M Common Stock                          2,000,000 shares

     Class Q Common Stock                          40,000,000 shares

     Class X Common Stock                          1,000,000 shares

     Class Z Common Stock                          40,000,000 shares

SECOND:     Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 5,500,000,000 shares, $.001 par value per share, having an aggregate par value of $5,500,000, with 400,000,000 shares of Prudential Jennison Equity Income Fund and 200,000,000 shares of Prudential Mid-Cap Value Fund, further classified and designated among the classes of the Funds as follows:

Prudential Jennison Equity Income Fund               400,000,000 shares

     Class A Common Stock                         90,000,000 shares

     Class B Common Stock                         10,000,000 shares

     Class C Common Stock                         75,000,000 shares

     Class L Common Stock                         10,000,000 shares

     Class M Common Stock                         10,000,000 shares

     Class Q Common Stock                         65,000,000 shares

     Class R Common Stock                         65,000,000 shares

     Class X Common Stock                         10,000,000 shares

     Class Z Common Stock                         65,000,000 shares

Prudential Mid-Cap Value Fund                    200,000,000 shares

     Class A Common Stock                         40,000,000 shares

     Class B Common Stock                         10,000,000 shares

     Class C Common Stock                         40,000,000 shares

     Class L Common Stock                         10,000,000 shares

     Class M Common Stock                         10,000,000 shares

     Class Q Common Stock                         40,000,000 shares

     Class X Common Stock                         10,000,000 shares

     Class Z Common Stock                         40,000,000 shares

THIRD:     As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 5,500,000,000 shares, $.001 par value per share, having an aggregate par value of $5,500,000, with 725,000,000 shares of Prudential Jennison Equity Income Fund and 175,000,000 shares of Prudential Mid-Cap Value Fund, further classified and designated among the classes of the Funds as follows:

Prudential Jennison Equity Income Fund               725,000,000 shares

     Class A Common Stock                         250,000,000 shares

     Class B Common Stock                          20,000,000 shares

     Class C Common Stock                         150,000,000 shares

     Class L Common Stock                          3,000,000 shares

     Class M Common Stock                          1,000,000 shares

     Class Q Common Stock                          75,000,000 shares

     Class R Common Stock                          75,000,000 shares

     Class X Common Stock                          1,000,000 shares

     Class Z Common Stock                         150,000,000 shares

Prudential Mid-Cap Value Fund                     175,000,000 shares

     Class A Common Stock                          50,000,000 shares

     Class B Common Stock                          10,000,000 shares

     Class C Common Stock                          30,000,000 shares

     Class L Common Stock                          2,000,000 shares

     Class M Common Stock                          2,000,000 shares

     Class Q Common Stock                          40,000,000 shares

     Class X Common Stock                          1,000,000 shares

     Class Z Common Stock                          40,000,000 shares

FOURTH:     The terms of shares of all classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH:     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The total number of shares of classes of stock that the Corporation has authority to issue has been increased or decreased, as set forth above. However, the total number of shares of capital stock that the Corporation has authority to issue remains unchanged by these Articles Supplementary.

SIXTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 10 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on this 14th day of September, 2011.

WITNESS:                              PRUDENTIAL INVESTMENT
                                        PORTFOLIOS, INC. 10

/s/ Jonathan D. Shain                         By: /s/ Judy A. Rice

Jonathan D. Shain,                          Judy A. Rice,

Assistant Secretary                           President

THE UNDERSIGNED, President of Prudential Investment Portfolios, Inc. 10, who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

     /s/ Judy A. Rice

     Judy A. Rice, President

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